Exhibit 23.1


                          INDEPENDENT AUDITOR'S CONSENT


     We consent to the incorporation by reference in this Registration Statement of Sweetwater Financial Group, Inc. on Form S-8 of our report dated February 5, 2002, appearing in the Annual Report on Form 10-KSB of Sweetwater Financial Group, Inc. for the year ended December 31, 2001.



                                            /s/ Mauldin & Jenkins, LLC



Atlanta, Georgia
January 28, 2003